UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 807-2640

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On April 16, 2009, Chromcraft Revington, Inc. (the “Company”) issued a press release announcing the status of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Certain estimated unaudited financial information as of and for the year ended December 31, 2008 was included in the press release. A copy of the press release is furnished with this report as Exhibit 99.1.

On April 17, 2009, the Company issued a press release announcing financial results for the quarter and year ended December 31, 2008. A copy of the press release is furnished with this report as Exhibit 99.2.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2009, the Company received a letter from the NYSE Amex LLC (the “Exchange”) stating that the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2008 was a violation of (i) the Exchange’s continued listing requirements set forth in Sections 134 and 1101 of the Company Guide of the Exchange, and (ii) the Company’s listing agreement with the Exchange and Section 1003(d) of the Company Guide. The Company filed its Form 10-K on April 17, 2009. On April 21, 2009, the Company received a letter from the Exchange indicating that the Company has resolved the continued listing deficiency referenced in the Exchange’s letter dated April 16, 2009, subject to Section 1009(h) of the Company Guide of the Exchange.

Item 8.01. Other Events.

On April 16, 2009, the Company issued a press release announcing the status of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release of Chromcraft Revington, Inc. dated April 16, 2009.

	99.2	Press Release of Chromcraft Revington, Inc. dated April 17, 2009.

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2009

CHROMCRAFT REVINGTON, INC.

By:	/s/ Myron D. Hamas
Myron D. Hamas Vice President-Finance

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Chromcraft Revington, Inc. dated April 16, 2009.

99.2	Press Release of Chromcraft Revington, Inc. dated April 17, 2009

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